UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) February 26, 2025

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On February 26, 2025, Ziv Shoshani resigned from the Board of Directors of Vishay Intertechnology, Inc. ("the Company"), effective immediately before the election of directors at the Company’s annual meeting of stockholders on May 20, 2025, in order to devote his full business time and attention to Vishay Precision Group, Inc., which he serves as President and Chief Executive Officer and as a member of the board.

Mr. Shoshani’s resignation was not the result of a disagreement on any matter relating to the Company’s operations, policies, or practice.

Officer Compensation Matters

At a meeting of the Compensation Committee of Vishay Intertechnology Inc.'s Board of Directors on February 26, 2025, the base salaries of certain officers were set for 2025 as follows (with approximate U.S. dollar equivalents based on the average exchange rate for 2024):

Marc Zandman	ILS 4,563,312 (approximately $1,230,000)(1)
Joel Smejkal	$1,029,600
David McConnell	$458,850
Roy Shoshani	$690,800
Michael O'Sullivan	$464,880
Peter Henrici	$448,240
David Tomlinson	$387,920

(1) Salary will be paid in Israeli shekels

The Compensation Committee increased the minimum target annual cash bonus opportunity for Mr. Henrici to 75% beginning in 2025.  None of the other minimum target annual cash bonus opportunities were adjusted.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2025

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ David L. Tomlinson

Name:	David L. Tomlinson
Title:	Senior Vice President – Chief Accounting Officer